AMENDED AND RESTATED
                                   SCHEDULE A
                             DATED AUGUST 31, 2015
                                     TO THE
                             SUB-ADVISORY AGREEMENT
                           DATED JUNE 3, 2014 BETWEEN
                           CORNERSTONE ADVISORS INC.
                                      AND
                                    AJO, LP

Each Fund will pay to the Sub-Adviser as compensation for the Sub-Adviser's services rendered, a fee, computed daily at an annual rate based on the average daily net assets of the respective Fund as may be allocated by the Adviser to the Sub-Adviser from time to time under the following fee schedule:

--------------------------------------------------------------------------------
FUND                                MANDATE                       RATE
--------------------------------------------------------------------------------
Cornerstone Advisors Public         Emerging Market               [redacted]
 Alternatives Fund                  Long/Short
                                    --------------------------------------------
                                    Global Market Neutral         [redacted]
--------------------------------------------------------------------------------

                                             Agreed and Accepted:

                                             AJO, LP


                                             By: /s/ Theodore R. Aronson
                                                 -----------------------
                                             Name: Theodore R. Aronson
                                             Date: Managing Principal



                                             The Advisors' Inner Circle Fund


                                             By: /s/ Bruce Duff
                                                 --------------
                                             Name: Bruce Duff
                                             Date: 8/31/2015